Exhibit 99.1

Cinedigm Announces First Quarter Fiscal 2019 Financial Results

Content & Entertainment Business Revenues Up 9% and Adjusted EBITDA up 31%

LOS ANGELES (August 14, 2018) – Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the first quarter fiscal 2019, which ended June 30, 2018.

Key Financial and Operating Results:

•	Consolidated revenues were $13.1 million, down 14% due to the expected decline in the legacy cinema equipment business where revenues were down 27%, partially offset by Content & Entertainment revenues that were up 9% to $6.0 million
•	Content & Entertainment Adjusted EBITDA was up 31% versus the prior year
•	Net loss to common stockholders was $3.4 million, an improvement of 35% versus the prior year quarter
•	The Company closed a multi-year, multi-title content distribution agreement with Nelvana, Canada’s premier animation company and a leading global producer of children’s content. The agreement includes DVD and transactional digital content for the associated Nelvana library and includes over 3,000 television episodes with premium worldwide brands such as Franklin, Babar and Beyblade
•	During the quarter, Cinedigm announced partnerships to launch three new OTT channel networks including Gatherer, a lifestyle channel for women 35 years and older, Hallypop, a channel celebrating Asian pop music and culture, and Combat GO, a global mixed martial arts channel. In total, the Company now has nine OTT streaming channels either launched or announced
•	Sales momentum continued to build during the quarter with DVD/BluRay billings up 65% and digital billings up 30% versus last year. Those results will be reflected in future quarters as well as the current period. Total OTT streaming revenues (1) for the quarter were $2.2 million
•	The Company launched streaming channels on the Dish Network’s Sling TV service during the quarter, as well as the key Xumo platform
•	Total OTT app installs reached 5.4 million, up 23%
•	OTT subscribers exceeded 91,000, up 7%
•	Total digital transactions across Cinedigm’s OTT footprint reached 713,000, up 6%
•	The Company’s OTT/digital platform partner footprint increased to 95 partners, up 19%, driven by the signing of key distribution deals with a market-leading OEM manufacturer, two of the top five ad-supported platforms, and a top-three Multi Channel Video Programming Distributor (MVPD).
•	Total device reach to mobile phones, smart televisions and other connected devices increased by 19 million to 435 million

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•	Total digital content deliveries to partners across the OTT ecosystem included 2,619 films and television episodes, up 74%

“This was a strong quarter, particularly for our content and entertainment business,” said Chris McGurk, Chairman and CEO. “We made significant progress in our streaming OTT segment, where we uniquely generate sales through four revenue streams: subscription fees, advertising, servicing retainers and content distribution fees, whereas most of our competitors are dependent on only a single source of those OTT revenues. In addition to our new OTT channel launches, we closed several significant new deals with key streaming platforms that should generate significant high margin revenues in future quarters. We are encouraged by our progress as we continue to lead the way in this huge, fast-growing, high margin segment with a differentiated OTT business model.”

Mr. McGurk added, “With respect to China, we participated at the Beijing International Film Festival, with three industry presentations that received comprehensive press coverage across China. During the festival, we also announced six new Chinese entertainment partnerships that will generate digital, OTT and film distribution revenue. We continue to develop content supply relationships in China for our Chinese language OTT channel, which we expect to launch in our fiscal fourth quarter.”

Jeffrey Edell, Chief Financial Officer, added, “Despite the first fiscal quarter being a seasonally slow period for our business, our results clearly illustrate the progress we are making in the transformation of our business with Content & Entertainment revenues up 9% and Adjusted EBITDA up 31%. Our cost management efforts and implementation of operational efficiencies continue to show results, helping us move toward sustainable profitability. With more access to additional capital as needed, we have the capacity to support our growth agenda and extend our position in the OTT space. In addition, we are very pleased to have reduced total debt, excluding our revolving credit facility, by another $8.3 million during the quarter. Over the last 12 months, we have reduced total debt by $72.4 million.”

Financial Summary

Revenue

Revenue for the three months ended June 30, 2018 was $13.1 million, compared to $15.2 million for the year ago period. This decrease was primarily driven by lower deployment and services revenue derived from virtual print fees (“VPF”) which are earned when movies distributed by studios are displayed on screens utilizing the Company’s systems that are installed in movie theatres. The decrease was partially offset by a 9% increase in Content & Entertainment revenues. The Company continues to shift its strategy toward building a portfolio of revenue streams in the OTT business.

Direct Operating Expenses

Direct operating expenses for the first quarter of fiscal 2019 decreased by 15.8% to $3.4 million compared to $4.1 million for the year ago period. The decrease was primarily due to a reduction in content advance amortization in Cinedigm’s Content & Entertainment Business segment.

Selling, general and administrative expenses

Selling, general and administrative expenses increased slightly by $225,000, or 3.6%, to $6.5 million for the three months ended June 30, 2018 compared to $6.3 million for the three months ended June 30, 2017.

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Interest expense, net

Net interest expense decreased by $1.3 million, or 33.3%, to $2.7 million for the three months ended June 30, 2018 compared to $4.0 million for the three months ended June 30, 2017. The decrease was primarily due to lower interest expense on a lower outstanding debt balance compared to the first quarter of fiscal 2018.

Net income / (loss)

For the three months ended June 30, 2018, the Company had a net loss of $3.3 million, and after giving effect to preferred stock dividends of $89,000, a net loss attributable to common stockholders of $3.4 million or ($0.09) per basic and diluted share based on a weighted average of 37.6 million shares outstanding. In comparison, for the three months ended June 30, 2017, the Company had a net loss of $5.2 million, and after giving effect to preferred stock dividends of $89,000, a net loss available to common stockholders of $5.2 million or ($0.48) per basic and diluted share based on a weighted average of 10.9 million shares outstanding.

Adjusted EBITDA

Adjusted EBITDA decreased by $2.2 million, or 41.5%, to $3.1 million for the three months ended June 30, 2018 compared to $5.4 million for the three months ended June 30, 2017. The decrease was primarily due to anticipated reduction in revenues for the legacy cinema equipment business which was partially offset by a 31% increase in the Company’s Content & Entertainment business.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company’s management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company’s performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company’s performance because it believes that adjusted EBITDA more accurately reflects the Company’s results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company’s operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

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(1) Total OTT revenues represent the sum of 4 distinct revenue streams: 1. Subscription fees; 2. Advertising and sponsorships; 3. Digital content distribution fees; and 4. Management, operational and technology service fees. OTT channel revenues represent the sum of two of those revenue streams, subscription fees and advertising and sponsorships.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 1:30 p.m. PDT / 4:30 p.m. EDT on August 14, 2018.

To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning August 14, 2018 at 7:30 p.m. EDT, through August 21, 2018 at 7:30 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 5649017.

About Cinedigm

Cinedigm powers custom content solutions to the world’s largest retail, media and technology companies. We provide premium feature films and series to digital platforms including iTunes, Netflix, and Amazon, cable and satellite providers including Comcast, Dish Network and DirecTV, and major retailers including Walmart and Target. Leveraging Cinedigm’s unique capabilities, content and technology, the Company has emerged as a leader in the fast-growing over-the-top (OTT) channel business, with four channels under management that reach hundreds of millions of devices while also providing premium content and service expertise to the entire OTT ecosystem. Learn more about Cinedigm at www.cinedigm.com.

In November 2017, Bison Capital became the beneficial owner of the majority of Cinedigm’s outstanding Class A Common Stock. Bison Capital is a Hong Kong-based investment company with a focus on the media and entertainment, healthcare and financial service industries. Founded by Mr. Peixin Xu in 2014, Bison Capital has made multiple investments in film and TV production, film distribution and entertainment-related mobile Internet services.

Cinedigm is now working closely with Bison to develop plans and forge partnerships to release entertainment content and develop OTT channels in China while, reciprocally, releasing Chinese content and new OTT channels in North America.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]

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Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:

Jill Newhouse Calcaterra

Cinedigm

jcalcaterra@cinedigm.com

310-466-5135

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CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	June 30, 2018	March 31, 2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$17,820	$17,952
Accounts receivable, net	32,996	38,128
Inventory, net	641	792
Unbilled revenue	3,808	6,799
Prepaid and other current assets	9,081	10,497
Total current assets	64,346	74,168
Restricted cash	1,000	1,000
Property and equipment, net	19,588	21,483
Intangible assets, net	13,261	14,653
Goodwill	8,701	8,701
Other long-term assets	1,164	1,177
Total assets	$108,060	$121,182
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$64,232	$69,225
Current portion of notes payable, including unamortized debt discount of $545 and $225 respectively	25,155	4,775
Current portion of notes payable, non-recourse	512	512
Current portion of deferred revenue	1,603	1,821
Total current liabilities	91,502	76,333
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs and debt discounts of $1,982 and $2,140 respectively	29,478	37,570
Notes payable, net of current portion and unamortized debt issuance costs and debt discounts of $2,401 and $3,352 respectively	8,826	25,435
Deferred revenue, net of current portion	3,471	3,842
Other long-term liabilities	280	306
Total liabilities	133,557	143,486
Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at June 30, 2018 and March 31, 2018, respectively Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 60,000,000 shares authorized at each of June 30, 2018 and March 31, 2018; 36,326,169 and 36,261,975 shares issued and 35,012,333 and 34,948,139 shares outstanding at June 30, 2018 and March 31, 2018, respectively	35	35
Additional paid-in capital	366,398	366,223
Treasury stock, at cost; 1,313,836 Class A common shares at June 30, 2018 and March 31, 2018	(11,603)	(11,603)
Accumulated deficit	(382,581)	(379,225)
Accumulated other comprehensive loss	(34)	(38)
Total stockholders’ deficit of Cinedigm Corp.	(24,226)	(21,049)
Deficit attributable to noncontrolling interest	(1,271)	(1,255)
Total deficit	(25,497)	(22,304)
Total liabilities and deficit	$108,060	$121,182

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CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended June 30,
	2018	2017
Revenues	$13,078	$15,240
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	3,425	4,066
Selling, general and administrative	6,543	6,318
Provision for doubtful accounts	65	—
Depreciation and amortization of property and equipment	2,089	4,357
Amortization of intangible assets	1,395	1,395
Total operating expenses	13,517	16,136
Loss from operations	(439)	(896)
Interest expense, net	(2,695)	(4,041)
Other expense, net	(10)	(69)
Change in fair value of interest rate derivatives	—	40
Loss from operations before income taxes	(3,144)	(4,966)
Income tax expense	(139)	(186)
Net loss	(3,283)	(5,152)
Net loss attributable to noncontrolling interest	16	6
Net loss attributable to controlling interests	(3,267)	(5,146)
Preferred stock dividends	(89)	(89)
Net loss attributable to common stockholders	$(3,356)	$(5,235)
Net loss per Class A and Class B common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.09)	$(0.48)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	37,639,300	10,920,446

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Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended June 30,
($ in thousands)	2018	2017
Net loss	$(3,283)	$(5,152)
Add Back:
Income tax expense	139	186
Depreciation and amortization of property and equipment	2,089	4,357
Amortization of intangible assets	1,395	1,395
Interest expense, net	2,695	4,041
Other expense, net	10	269
Change in fair value of interest rate derivatives	—	(40)
Stock-based compensation and expenses	86	317
Net loss attributable to noncontrolling interest	16	6
Adjusted EBITDA	$3,147	$5,379

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,960)	$(4,201)
Amortization of intangible assets	(12)	(11)
Income from operations	(3,723)	(4,345)
Adjusted EBITDA from non-Cinema Equipment Business	$(2,548)	$(3,178)

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